Exhibit 32.1


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Merrill Lynch Preferred Capital Trust VI (the "Trust") and Merrill Lynch Preferred Funding VI, L.P.
for the period ended June 25, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Haig J. Nargesian, Regular Trustee of the Trust, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.





                              MERRILL LYNCH PREFERRED CAPITAL TRUST VI


                              By:  /s/ HAIG J. NARGESIAN
                                   ---------------------------------------------
                              Name:    Haig J. Nargesian *
                              Title:   Regular Trustee









Dated: August 4, 2004
_____________________

* Haig J. Nargesian functions as the equivalent of the Chief Executive Officer and Chief Financial Officer of the Trust for purposes of Section 906 of the Sarbanes-Oxley Act of 2002.